Exhibit 23.2



                                                          PricewaterhouseCoopers
                                                           Chartered Accountants
                                                                Dorchester House
                                                                 7 Church Street
                                                                        Hamilton
                                                                   Bermuda HM 11
                                                     Telephone +1 (441) 295 2000
                                                     Facsimile +1 (441) 295 1242




                       CONSENT OF INDEPENDENT ACCOUNTANTS


                                    ---------


We consent to the incorporation by reference in the Prospectus Supplement to the Registration Statement on Form S-3 of Savannah Electric and Power Company's Series F Senior Notes due December 15, 2028 of our report dated February 11, 2003 relating to the financial statements of XL Financial Assurance Ltd. as of December 31, 2002 and 2001 and for each of the three years in the period ended December 31, 2002, which appears as Exhibit 99.2 in XL Capital Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to our Firm under the caption "Experts" in such Prospectus Supplement.




/s/PricewaterhouseCoopers
PricewaterhouseCoopers
Chartered Accountants


Hamilton, Bermuda
December 16, 2003